Exhibit 4.3b

EXHIBIT D
FORM OF
AMENDMENT TO GUARANTEE AGREEMENT AND
REAFFIRMATION AGREEMENT

AMENDMENT TO GUARANTEE AGREEMENT AND REAFFIRMATION AGREEMENT, dated as of March 13, 2015 (this “Agreement”).
RECITALS:
WHEREAS, CenturyLink, Inc. (the “Borrower”) entered into that certain Credit Agreement, dated as of April 18, 2012 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement” and as amended by the First Amendment (defined below), the “Amended Credit Agreement”), among the Borrower, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”) and CoBank, ACB, as administrative agent (the “Administrative Agent”);
WHEREAS, the Borrower and the Guarantors entered into that certain Guarantee Agreement, dated as of April 18, 2012 (as amended, supplemented or otherwise modified prior to the date hereof, the “Guarantee Agreement”), made by the Guarantors party thereto, in favor of the Administrative Agent;
WHEREAS, pursuant to the Guarantee Agreement, the Guarantors have guaranteed the obligations of the Borrower under the Credit Agreement;
WHEREAS, substantially contemporaneously herewith, the Borrower and the Administrative Agent are entering into the First Amendment, dated as of the date hereof (the “First Amendment”), which shall, among other things, amend certain provisions of the Credit Agreement; and
WHEREAS, the execution and delivery of this Agreement is a condition precedent to the effectiveness of the First Amendment.
NOW, THEREFORE, in consideration of the premises contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:
1.    Defined Terms. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Credit Agreement or the Guarantee Agreement, as the context may require.
2.    Amendments to Guarantee Agreement. The Guarantee Agreement is hereby amended as follows:
(a) Section 2.1 of the Guarantee Agreement is hereby amended by adding the following at the end thereof: “(other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor)”.
(b) Section 2.8 is hereby added to the Guarantee Agreement as follows:
“2.8     Keepwell. The Borrower absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guarantee Agreement in respect of any Swap Obligation. The obligations of the Borrower under this Section 2.8 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under Section 2 herein shall have been satisfied by payment in full. The Borrower intends that this Section 2.8 constitute, and shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”
(c) The first sentence of Section 3.7 of the Guarantee Agreement is hereby amended by adding the following proviso at the end thereof: “; provided that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor”.
3.    Reaffirmation, etc. Each Guarantor hereby:
(i)    consents to the First Amendment and the transactions contemplated thereby and hereby confirms its guarantees, acknowledgments, obligations and consents under the Guarantee Agreement as amended by this Agreement and the other Loan Papers to which it is a party and agrees that notwithstanding the effectiveness of the First Amendment, the amendments to the Guarantee Agreement contained herein and the consummation of the transactions contemplated by the First Amendment, such guarantees, acknowledgments, obligations and consents shall be, and continue to be, in full force and effect,
(ii)    ratifies the Guarantee Agreement and the other Loan Papers to which it is a party,
(iii)    agrees that each of the representations and warranties made by each Guarantor in or pursuant to the Loan Papers is true and correct as to it in all material respects (except any representation or warranty which is qualified by materiality, is correct and accurate in all respects) on and as of the date hereof as if made on the date hereof, and
(iv)    agrees that it shall take any action reasonably requested by the Administrative Agent in order to confirm or effect the intent of this Agreement.
4.    Conditions. This Agreement shall become effective on the date on which the Administrative Agent shall have received this Agreement duly executed and delivered by a duly authorized officer of each of the Loan Parties and the Administrative Agent.
5.    Loan Paper. This Agreement is a Loan Paper and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
6.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof
7.    No Novation. Neither this Agreement nor the execution, delivery or effectiveness of the First Amendment shall extinguish the obligations outstanding under the Guarantee Agreement of the other Loan Papers. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Guarantee Agreement or the other Loan Papers, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement, the Credit Agreement, the Guarantee Agreement, the other Loan Papers or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of any of Borrower or any other Loan Party from any of its obligations and liabilities as a “Borrower,” “Guarantor,” or “Loan Party,” under the Credit Agreement, the Guarantee Agreement or any other Loan Paper. Each of the Credit Agreement and the Guarantee Agreement shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or in connection herewith.
8.    Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature page immediately follows.]

CENTURYTEL INVESTMENTS OF TEXAS,
By:	/s/ JOHN L. NAVARRETTE
	Name:	John Navarrette
	Title:	President

[Signature Page to Amendment to Guarantee Agreement and Reaffirmation Agreement]

CENTURYTEL SERVICE GROUP, LLC, as a Guarantor
By:	/s/ R. STEWART EWING, JR.
	Name:	R. Stewart Ewing, Jr.
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment to Guarantee Agreement and Reaffirmation Agreement]

EMBARQ CORPORATION, as a Guarantor
By:	/s/ R. STEWART EWING, JR.
	Name:	R. Stewart Ewing, Jr.
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment to Guarantee Agreement and Reaffirmation Agreement]

EMBARQ MANAGEMENT COMPANY, as a Guarantor
By:	/s/ R. STEWART EWING, JR.
	Name:	R. Stewart Ewing, Jr.
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment to Guarantee Agreement and Reaffirmation Agreement]

QWEST COMMUNICATIONS INTERNATIONAL INC., as a Guarantor
By:	/s/ R. STEWART EWING, JR.
	Name:	R. Stewart Ewing, Jr.
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment to Guarantee Agreement and Reaffirmation Agreement]

QWEST SERVICES CORPORATION, as a Guarantor
By:	/s/ R. STEWART EWING, JR.
	Name:	R. Stewart Ewing, Jr.
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment to Guarantee Agreement and Reaffirmation Agreement]

SAVVIS COMMUNICATIONS CORPORATION, as a Guarantor
By:	/s/ R. STEWART EWING, JR.
	Name:	R. Stewart Ewing, Jr.
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment to Guarantee Agreement and Reaffirmation Agreement]

SAVVIS, INC., as a Guarantor
By:	/s/ R. STEWART EWING, JR.
	Name:	R. Stewart Ewing, Jr.
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment to Guarantee Agreement and Reaffirmation Agreement]

UNITED TELEPHONE COMPANY OF OHIO, as a Guarantor
By:	/s/ R. STEWART EWING, JR.
	Name:	R. Stewart Ewing, Jr.
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment to Guarantee Agreement and Reaffirmation Agreement]

Agreed to and accepted as of the date first
above written:

CENTURYLINK, INC.
By:	/s/ R. STEWART EWING, JR.
	Name:	R. Stewart Ewing, Jr.
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment to Guarantee Agreement and Reaffirmation Agreement]